Exhibit 4.1

CUSIP _____

pensare ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK,
ONE RIGHT TO RECEIVE ONE-TENTH OF ONE SHARE OF COMMON STOCK AND
ONE-Half of one WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _______________________________________________________________is the owner of ________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of Common Stock, par value $0.001 per share (“Common Stock”), of Pensare Acquisition Corp., a Delaware corporation (the “Company”), one right to receive one-tenth of one share of Common Stock (the “Right”) and one-half (1/2) of one (1) warrant (the “Warrant”). Each whole Warrant entitles the holder to purchase one (1) share (subject to adjustment) of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses (each a “Business Combination”), or (ii) twelve (12) months from the closing of the Company’s initial public offering (the “IPO”), and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”).  The Common Stock, Rights and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2017, unless EarlyBirdCapital, Inc. elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issuing a press release announcing when separate trading will begin.  The terms of the Rights are governed by a Rights Agreement, dated as of                   , 2017, between Continental Stock Transfer & Trust Company (“Continental”), as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificates consents to by acceptance hereof. The terms of the Warrants are governed by a Warrant Agreement, dated as of ________, 2017, between the Company and Continental, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Rights Agreement and Warrant Agreement are on file at the office of the Warrant Agent at One State Street Plaza, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

Secretary	President

Pensare Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT	—	as tenants by the entireties
(Cust)

(Minor) Under Uniform Gifts to Minors
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
Act _________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, _____________ hereby sell, assign and transfer unto ____________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated:

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the common stock underlying this certificate only in the event that (i) the Corporation is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

2